UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 31, 2018

Cleveland BioLabs, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
73 High Street Buffalo, NY 14203
(Address of Principal Executive Offices and zip code)

(716) 849-6810
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, Alexey Nechaev delivered notice of his resignation from the board of directors (the “Board”) of Cleveland BioLabs, Inc. (the “Company”). His resignation will be effective on August 10, 2018. Mr. Nechaev did not resign because of a disagreement with the Company or the other members of the Board on any matter relating to the Company’s operations, policies, or practices. Ms. Nechaev was most recently elected director by the Company’s stockholders after being nominated by the Board as a designee of David Davidovich, the Company’s majority stockholder, under the terms of the previously disclosed securities purchase agreement between Mr. Davidovich and the Company, dated as of June 24, 2015 (the “SPA”).

On August 6, 2018, the Board appointed Ivan Fedyunin as a replacement director to fill the vacancy created by the resignation of Mr. Nechaev, to be effective August 10, 2018. Mr. Fedyunin was proposed as a director nominee by the Company’s majority stockholder under the terms of the SPA. Like directors Anna Evdokimova and Ivan Persiyanov, as a paid employee of Millhouse LLC, an asset management company of which the Company’s majority stockholder serves as Chief Executive Officer, Mr. Fedyunin will not receive compensation for board service from the Company. Biographical information for Mr. Fedyunin is provided below.

Ivan Fedyunin, 31, has served as an expert in healthcare and life science investments of Millhouse LLC, an asset management company, since 2017. Prior to joining Millhouse, beginning in 2013, Mr. Fedyunin was a chief operating officer of Promogen-Mab LLC and beginning in 2014, an R&D director of Pharmapark LLC. There, he supervised the development of several drug products from early stages to clinical trials. In 2012, Mr. Fedyunin earned PhD degree in biochemistry from Potsdam University, Germany while working at both Potsdam University and Max Planck Institute of Colloids and Interfaces. Mr. Fedyunin graduated from the Moscow State University, Russia with the major in biochemistry in 2008.

Item 8.01 Other Events.

On August 6, 2018, Cleveland BioLabs, Inc. issued a press release titled "Cleveland BioLabs Announces Delay in Analysis of Biocomparability Data Required for Regulatory Submissions". A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit

No.	Description

99.1	Press Release titled “Cleveland BioLabs Announces Delay in Analysis of Biocomparability Data Required for Regulatory Submissions”, dated August 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland BioLabs, Inc.

Date: August 6, 2018	By: /s/ YAKOV KOGAN
Name: Yakov Kogan
Title: Chief Executive Officer